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                                                                  EXHIBIT 10(Y)

                         FIRST CHICAGO NBD CORPORATION
                            STOCK PERFORMANCE PLAN

1. PURPOSE

  The purpose of the First Chicago NBD Corporation Stock Performance Plan is to provide incentives and rewards for Employees of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees with those of the Corporation's stockholders.

2. DEFINITIONS

  (a) "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

  (b) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

  (c) "Board" means the Board of Directors of the Corporation, excluding any member who is an officer or Employee of the Corporation or who otherwise would not be considered a disinterested person within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (e) "Committee" means the Organization, Compensation and Nominating Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

  (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Corporation.

  (g) "Corporation" means First Chicago NBD Corporation, a Delaware corporation.

  (h) "Employee" means an employee of First Chicago NBD Corporation or a Subsidiary.

  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (j) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award.

  (k) "Participant" means an Employee who has been granted an Award under the Plan.

  (l) "Plan" means this First Chicago NBD Corporation Stock Performance Plan.

  (m) "Plan Year" means a twelve-month period beginning with January 1 of each year.

  (n) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

  Any Employee selected by the Committee is eligible to receive an Award. In addition, the Committee may select those former Employees who have a consulting arrangement with the Corporation or a Subsidiary whom the Committee determines have a significant responsibility for the success and future growth and profitability of the Corporation.

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4. PLAN ADMINISTRATION

  (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate.

  (b) The Committee shall have authority to interpret and construe the provisions of the Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summary which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

  (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

  (d) The Committee shall have the authority at any time prior to a Change of Control (as defined in Section 12(b)) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

  (a) The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section 10, and subject to Section 5(b) below, the total number of shares of Common Stock available for grants of Awards in any Plan Year shall not exceed 2% of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year.

  (b) There shall be available for Awards under the Plan in any Plan Year, in addition to shares available for grant under paragraph (a) of this Section 5, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for any prior Plan Year; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations; (iv) any shares of Common Stock that are used to pay the purchase price or any withholding taxes associated therewith upon the exercise of an option, to the extent such shares result in the grant of a replacement option; provided, however, that the total number of shares of Common Stock which may be available for Awards under the Plan in any Plan Year may not exceed 5% of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to the applicable Plan Year.

  (c) The exercise of an option or stock appreciation right granted in tandem therewith will reduce proportionately the amount of shares subject to the tandem stock appreciation right or option. In addition, any shares ceasing to be subject to the related option or right because of such reduction shall not increase the number of shares of Common Stock available for future Awards granted under the Plan. The grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares available for Awards granted under the Plan.

6. AWARDS UNDER THIS PLAN

  As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

    (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award; provided further that no more than 2,000,000 stock options and stock appreciation rights in the aggregate (except that a stock option issued in

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  tandem with a stock appreciation right shall be counted as one stock option for purposes of this maximum) may be granted to any Employee during any five-year period.

    (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section 10, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 10,000,000 shares, subject in any Plan Year to the limitations of Section 5 of this Plan.

    (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted; provided that no more than 2,000,000 stock options and stock appreciation rights in the aggregate (except that a stock appreciation right issued in tandem with a stock option shall be counted as one stock option for purposes of this maximum) may be granted to any Participant during any five-year period.

    (d) Restricted And Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine; provided that no more than 700,000 performance shares (determined based upon the maximum number of shares of Common Stock that may be earned) may be granted to any Employee during any five-year period.

    (e) Restricted And Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both.

    (f) Dividend Or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

    (g) Stock Award. An unrestricted transfer of ownership of Common Stock which may only be made to Employees other than Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

    (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this
  Section 6.

  No Common Stock shall be issued pursuant to any Award unless consideration at least equal to the par value thereof has been received by the Corporation in the form of cash, services rendered or property.

  The Committee may from time to time, establish performance criteria with respect to an Award. The performance criteria or standards may be based upon
(i) earnings per share, (ii) return on average assets or (iii) return on average equity. Performance standards shall be determined by the Committee in its sole discretion and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, including earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity or return on investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such performance standards may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally.

7. AWARD SUMMARIES

  Each Award under the Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement, subject to Section 4(d) and Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

8. OTHER TERMS AND CONDITIONS

  (a) Assignability. Except to the extent permitted by Rule 16b-3 under the Exchange Act, or Section 422 of the Code, and as otherwise provided in the Award Summary, no Award shall be assignable or transferable except by will, by the laws

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of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order. In the event that any Award is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Award recipient hereunder. Stock options, incentive stock options and stock appreciation rights shall be exercisable during the transferee's lifetime only by the Award recipient or by the Award recipient's guardian, legal representative or similar person.

  (b) Termination Of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment.

  (c) Rights As A Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

  (d) No Obligation To Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

  (e) Payments By Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

  (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment. The Committee may provide for shares of Common Stock to be withheld for tax withholding purposes in excess of the required minimum amount but not in excess of a Participant's maximum marginal tax rate.

  (g) Restrictions On Sale and Exercise. With respect to Employees who are officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

9. AMENDMENTS

  The Board may alter, amend, suspend or discontinue the Plan or at any time prior to a Change of Control (as defined in Section 12(b)) alter or amend any or all Award Summaries granted under the Plan to the extent permitted by law. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 of the Securities and Exchange Commission.

10. RECAPITALIZATION

  The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other distribution or similar transaction.

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11. NO RIGHT TO EMPLOYMENT

  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Summary issued hereunder.

12. CHANGE OF CONTROL

  (a) Notwithstanding anything contained in this Plan or any Award Summary to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

    (i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Summary;

    (ii) performance shares or performance units shall be paid entirely in cash;

    (iii) upon exercise of a stock option or an incentive stock option (collectively an "Option") during the 60-day period from and after the date of a Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of the Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is an officer or director of the Corporation (within the meaning of Section 16(b) of the Exchange Act), such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (I) or (III) of the definition of Change of Control set forth in Section 12(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (I) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D by the person having made the acquisition);

    (iv) if a Participant's employment terminates for any reason other than retirement or death following a Change of Control, any Options held by the Participant may be exercised by the Participant until the earlier of three months after such termination of employment or the expiration date of such Options; and

    (v) all Awards become noncancellable.

  (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

    (I) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
  (III) of this Section 12(b); or

    (II) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption

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  of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (III) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (IV) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

13. GOVERNING LAW

  To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

14. SUPPLEMENTAL PLANS

  The Board shall have the authority to adopt plans, supplemental to this Plan, covering Employees residing outside the United States, including but not limited to the United Kingdom.

15. SAVINGS CLAUSE

  This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

16. EFFECTIVE DATE AND TERM

  The effective date of this Plan is January 1, 1996, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on May 10, 1996, or any adjournment thereof. The Plan shall remain in effect until terminated by the Board.

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15. SAVINGS CLAUSE

  This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

16. EFFECTIVE DATE AND TERM

  The effective date of this Plan is January 1, 1996, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on May 10 , 1996, or any adjournment thereof. The Plan shall remain in effect until terminated by the Board.

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